UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DuPont Fabros Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	20-8718331
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W.
Washington, D.C.	20005
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-145294

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

DuPont Fabros Technology, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-145294), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on August 9, 2007, as thereafter amended and supplemented (the “Registration Statement”). The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

The following exhibits to the Registration Statement are hereby incorporated by reference herein:

Exhibit No.	Description
3.1*	Form of Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc.
3.2*	Form of Amended and Restated Bylaws of DuPont Fabros Technology, Inc.
4.1*	Form of Common Share Certificate
10.1*	Form of Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-11 (File No. 333-145294).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2007

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ Hossein Fateh
Hossein Fateh President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Form of Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc.
3.2*	Form of Amended and Restated Bylaws of DuPont Fabros Technology, Inc.
4.1*	Form of Common Share Certificate
10.1*	Form of Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

*	Incorporated by reference herein to the applicable exhibit filed with the Registrant’s Registration Statement on Form S-11 (File No. 333-145294).